                                                                     EXHIBIT 2.2

                                                                [EXECUTION COPY]


                              PURCHASE AGREEMENT


     PURCHASE AGREEMENT (this "Agreement"), dated as of July 29, 1999, by and between AGL Gas Marketing, Inc. (f/k/a AGL Energy Services, Inc.) (the "Seller"), Sonat Energy Services Company (the "Purchaser"), AGL Resources Inc. ("AGL"), Sonat Marketing Company ("SMC"), and Sonat Inc. ("Sonat").


                                 INTRODUCTION


     The Seller holds a limited partner interest in Sonat Marketing Company L.P., a Delaware limited partnership (the "Partnership"), pursuant to the Limited Partnership Agreement, dated as of August 31, 1995 (as supplemented and amended, the "Partnership Agreement ") between the Seller and SMC. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Partnership Agreement.

     The Seller proposes to (i) sell, assign and transfer its Partnership Interest to the Purchaser in accordance with the terms and subject to the conditions set forth in this Agreement and (ii) withdraw from the Partnership as a Limited Partner.

     The Purchaser proposes to (i) purchase, acquire and accept the Seller's Partnership Interest in accordance with the terms and subject to the conditions of this Agreement, and (ii) be admitted to the Partnership as a substituted Limited Partner.

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "AGL" shall have the meaning set forth in the first paragraph of this Agreement.

          "Ancillary Agreements" shall mean the other agreements, documents and instruments to be executed and delivered by the Purchaser and the Seller or each of such parties, as the case may be, pursuant hereto, including the Assignment of Limited Partner Interest of the Seller.

          "Assignment of Limited Partner Interest" shall mean an assignment agreement, substantially in the form of Exhibit A hereto, providing for the transfer of the Seller's Interest by the Seller to the Purchaser.

          "Claim" shall mean any security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other similar agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral, and whether or not relating in any way to credit or the borrowing of money.

          "Closing" shall have the meaning set forth in Section 2.3 hereof.

          "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Partnership" shall have the meaning set forth in the first paragraph of the Introduction to this Agreement.

          "Partnership Agreement" shall have the meaning set forth in the first paragraph of the Introduction to this Agreement.

          "Person" includes any individual, partnership (whether general or limited), corporation, joint venture, trust, estate, unincorporated organization, incorporated association, proprietorship, association or nominee, government or any agency or political subdivision thereof or any other entity.

          "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

          "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

          "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

          "Seller's Interest" shall mean the Partnership Interest held by Seller.

          "SMC" shall have the meaning set forth in the first paragraph of this Agreement.

          "Sonat" shall have the meaning set forth in the first paragraph of this Agreement.

          "Supplementary Agreement" shall mean the Supplementary Agreement, in substantially the form of Exhibit B to this Agreement, among the Partnership, SMC, Sonat, AGL, and the Seller.


                                  ARTICLE II
                               SALE AND PURCHASE

     SECTION 2.1. Sale and Purchase. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Seller shall sell, assign, transfer and convey to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the Seller's Interest, free and clear of any Claims (other than Claims created by or through the Purchaser and Claims of SMC, Sonat and their Affiliates under the Partnership Agreement or the Parent Agreement).

     SECTION 2.2. Purchase Price. The purchase price for the Seller's Interest shall be an amount equal to the sum of (i) $40,000,000 plus (ii) simple interest, if any, on $40,000,000 calculated at the average of the interest rate reported as the Prime Rate in the Wall Street Journal for the period, if any, beginning on, but excluding, the 90th day following the execution of this Agreement, and ending on, and including, the Closing Date (the "Purchase Price"). The parties hereto acknowledge and agree that the Purchase Price shall constitute payment in full for the Seller's Interest and all rights related thereto, including all amounts otherwise payable to the Seller with respect to the Seller's Interest for any and all periods up to and through the Closing Date; provided, however, that notwithstanding anything herein to the contrary the Seller shall be entitled to distributions pursuant to Section 6.4(a) of the Partnership Agreement with respect to taxes for all periods ending on or prior to June 30, 1999, and provided further, that nothing herein or in the Ancillary Agreements shall be deemed to abrogate the rights of the Seller, the Related Persons of the Seller, any past, present or future Committee Members of the Seller and any Released Persons of the Seller that are set forth in and protected by Section 14.12 or Article 11 of the Partnership Agreement, and such rights shall survive the transfer by the Seller of the Seller's Interest.

     SECTION 2.3. The Closing.

     (a) Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Seller's Interest contemplated hereby shall take place at a closing (the "Closing") at 11:00 a.m., United States Eastern time, on the second Business Day following the satisfaction or waiver (if permissible) of the conditions to Closing set forth in Article V hereof, or at such other place or such other time or on such other date as the parties may mutually agree in writing (the day on which the Closing takes place being the "Closing Date").

     (b) At the Closing, each of the Seller and AGL, as the case may be, shall deliver or cause to be delivered to the Purchaser:

          (i) a duly executed counterpart of the Assignment of Limited Partner Interest and such other instruments of transfer as may be reasonably necessary or appropriate to evidence the transfer of the Seller's Interest to the Purchaser;

          (ii) the certificate and other documents required to be delivered by each of the Seller and AGL, pursuant to Section 5.2 hereof; and

          (iii) a receipt for the Purchase Price paid to the Seller.

     (c) At the Closing, each of the Purchaser, SMC and Sonat, as the case may be, shall deliver or cause to be delivered:

          (i) the Purchase Price in immediately available funds to a bank account specified by the Seller prior to the Closing Date;

          (ii) a duly executed counterpart of the Assignment of Limited Partner Interest and such other instruments of transfer as may be reasonably necessary or appropriate to evidence the transfer of the Seller's Interest to the Purchaser; and

          (iii) the certificate and other documents required to be delivered by each of the Purchaser, SMC and Sonat pursuant to Section 5.3 hereof.

     SECTION 2.4.   Withdrawal of Seller; Effect.

     (a) On the Closing Date, the Seller shall withdraw as a Limited Partner in the Partnership upon the sale, assignment, transfer and purchase of the Seller's Interest under Section 2.1 hereof.

     (b) Upon such withdrawal, the Seller shall no longer have any rights or obligations as a Partner; provided, however, that notwithstanding anything herein to the contrary the Seller shall be entitled to distributions pursuant to
Section 6.4(a) of the Partnership Agreement with respect to taxes for all periods ending on or prior to June 30, 1999, and provided further, that nothing herein or in the Ancillary Agreements shall be deemed to abrogate the rights of the Seller, the Related Persons of the Seller, any past, present or future Committee Members of the Seller and any Released Persons of the Seller that are set forth in and protected by Section 14.12 or Article 11 of the Partnership Agreement, and such rights shall survive the transfer by the Seller of the Seller's Interest.

     SECTION 2.5. Transfer as Purchase and Sale. Each of the parties to this Agreement hereby agrees to treat the Transfer of the Seller's Interest to the Purchaser as contemplated in this

Agreement as a purchase and sale under Sections 741 and 1001 of the Code and not as a retirement under Section 736 of the Code.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                             OF THE SELLER AND AGL

     The Seller and AGL each represents and warrants to each of the Purchaser, SMC and Sonat as follows:

     SECTION 3.1. Existence and Power. Each of the Seller and AGL is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     SECTION 3.2. Authority; Validity. Each of the Seller and AGL has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution and delivery of this Agreement by the Seller and AGL, and of the Ancillary Agreements to which each is a party, the performance by each of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller and AGL, as the case may be. This Agreement has been duly executed and delivered by the Seller and AGL, and upon execution the Ancillary Agreements to which each is a party will be duly executed and delivered by the Seller and AGL, as the case may be, and (assuming due authorization, execution and delivery by the Purchaser, SMC and Sonat) this Agreement constitutes, and upon execution, each of the Ancillary Agreements to which each is a party will constitute, a legal, valid and binding obligation of the Seller and AGL, as the case may be, enforceable against the Seller and AGL, as the case may be, in accordance with its terms.

     SECTION 3.3. No Conflicts; Consents. The execution, delivery and performance by each of the Seller and AGL of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach of any provision of the articles or certificate of incorporation or by-laws of the Seller or AGL or their subsidiaries, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, permit, agreement or other instrument or obligation to which the Seller or AGL or their subsidiaries is a party, or by which the Seller or AGL or their subsidiaries or any of their properties or assets may be bound or affected, (iii) conflict with or violate any statute, ordinance, law, rule, regulation or governmental order applicable to the Seller or AGL or their subsidiaries or their properties or assets, or
(iv) result in the creation or imposition of any Claim upon any property or assets used or held by the Seller or AGL or their subsidiaries. Except as required under the HSR Act, no waiver, consent or approval by, any notification or filing with, or any other action by, any Person is required in connection with the execution, delivery and performance by the Seller or AGL or their subsidiaries of this Agreement or any of the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     SECTION 3.4. Ownership Interest. The Seller owns the Seller's Interest free and clear of all Claims (other than Claims created by or through the Purchaser and Claims of SMC, Sonat and their Affiliates under the Partnership Agreement or the Parent Agreement).

     SECTION 3.5. Transfer of Interest. Upon consummation of the transactions contemplated by this Agreement, the Seller will transfer good and marketable title to the Seller's Interest to the Purchaser, free and clear of all Claims (other than Claims created by or through the Purchaser and Claims of SMC, Sonat and their Affiliates under the Partnership Agreement or the Parent Agreement).

     SECTION 3.6. Committee Members. As of the date of this Agreement, Richard
H. Woodward and Stanley M. Price are the only Persons appointed by the Seller to the Management Committee.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                        OF THE PURCHASER, SPM AND SONAT

     Each of the Purchaser, SMC and Sonat represents and warrants to each of the Seller and AGL as follows:

     SECTION 4.1. Existence and Power. Each of the Purchaser, SMC and Sonat is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     SECTION 4.2. Authority; Validity. Each of the Purchaser, SMC and Sonat has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution and delivery of this Agreement by the Purchaser, SMC and Sonat, and of the Ancillary Agreements to which each is a party, the performance by each of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser, SMC and Sonat, as the case may be. This Agreement has been duly executed and delivered by the Purchaser, SMC and Sonat, and upon execution the Ancillary Agreements to which each is a party will be duly executed and delivered by the Purchaser, SMC and Sonat, as the case may be, and (assuming due authorization, execution and delivery by the Seller and AGL) this Agreement constitutes, and upon execution the Ancillary Agreements to which each is a party will constitute, a legal, valid and binding obligation of the Purchaser, SMC and Sonat, as the case may be, enforceable against the Purchaser, SMC and Sonat, as the case may be, in accordance with its terms.

     SECTION 4.3. No Conflicts; Consents. The execution, delivery and performance by the Purchaser, SMC and Sonat of this Agreement and the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach of any provision of the articles or certificate of incorporation or by-laws of the Purchaser, SMC or Sonat, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, permit, agreement or other instrument or obligation to which the Purchaser, SMC or Sonat is a party, or by which the Purchaser, SMC, Sonat or any of their properties or assets may be bound or affected, (iii) conflict with or violate any statute, ordinance, law, rule, regulation or governmental order applicable to the Purchaser, SMC, Sonat or their properties or assets, or (iv) result in the creation or imposition of any Claim upon any property or assets used or held by the Purchaser, SMC or Sonat. Except as required under the HSR Act, no waiver, consent or approval by, any notification or filing with, or any other action by, any Person is required in connection with the execution, delivery and performance by the Purchaser, SMC or Sonat of this Agreement or any of the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     SECTION 4.4. Results of Operations. To the best of each of their knowledge, the information concerning the Partnership's financial condition and the results of operations as of June 30, 1999 and for the period January 1, 1999 through June 30, 1999 attached hereto as Schedule 4.4 fairly presents in all material respects the financial condition and results of operation of the Partnership as of said date and for such period.

                                   ARTICLE V
                             CONDITIONS TO CLOSING

     SECTION 5.1. Conditions to the Obligations of the Purchaser and the Seller. The obligations of the Seller and the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or occurrence at or prior to the Closing Date of the following conditions:

     (a) Pending Legal Proceedings. There shall not be pending or instituted, threatened or proposed, any action or proceeding before any court, administrative agency or other tribunal challenging or complaining of, or seeking to collect damages or other relief in connection with, the transactions contemplated by this Agreement, which action or proceeding may materially adversely affect (i) the business, operations, or condition (financial or otherwise) of any party to this Agreement or (ii) the ability of the Seller or the Purchaser to consummate the transactions contemplated by this Agreement.

     (b) Prohibition of Transactions. No judicial or administrative decision shall have been entered (whether on a preliminary or final basis) that would prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

     (c) HSR Act. All waiting periods, and any extension thereof, under the HSR Act applicable to the purchase by the Purchaser of the Seller's Interest shall have terminated or shall have expired.

     (d) Partnership Agreement. The Seller and SMC shall have executed an amendment to the Partnership Agreement in the form attached hereto as Exhibit C.

     SECTION 5.2. Additional Conditions to Purchaser's Obligations. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     (a) Accuracy of Representations and Warranties of the Seller Parties. The representations and warranties of each of the Seller and AGL contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing, and the Purchaser shall have received a certificate from each of the Seller and AGL to that effect, signed by a duly authorized officer of the Seller and AGL, as the case may be.

     (b) Assignment Agreement. An Assignment of Limited Partner Interest from the Seller to the Purchaser shall have been executed and delivered by the parties hereto.

     (c) Supplementary Agreement. The Seller and AGL shall have executed the Supplementary Agreement and shall have delivered a duly executed copy of Exhibit A thereto.

     (d) Seller's Committee Members. Richard H. Woodward and Stanley M. Price (or their replacements) shall have resigned from the Management Committee to the Partnership.

     SECTION 5.3. Additional Conditions to Seller's Obligations. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     (a) Accuracy of Representations and Warranties of the Purchaser Parties. The representations and warranties of each of the Purchaser, SMC and Sonat contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing, and the Seller shall have received a certificate from the Purchaser, SMC and Sonat to that effect, signed by a duly authorized officer thereof.

     (b) Assignment Agreement. An Assignment of Limited Partner Interest from the Seller to the Purchaser shall have been executed and delivered by the parties hereto.

     (c) Supplementary Agreement. SMC, Sonat and the Partnership shall have executed the Supplementary Agreement.

                                  ARTICLE VI
                                  TERMINATION

     SECTION 6.1. Termination. This Agreement may be terminated at any time prior to the Closing:

     (a)  by the mutual written consent of the parties hereto; or

     (b) by either the Purchaser or the Seller in writing, without liability, if the Closing has not occurred on or before December 30, 1999 other than as a result of the breach of this Agreement by the party (or an Affiliate of such party) attempting to terminate this Agreement pursuant to this Section 6.1(b);

     (c) by the Seller in writing, without liability, if the Purchaser, SMC or Sonat shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breach any of its representations, warranties or covenants herein, which failure or breach is not cured within ten (10) days after the Seller has notified the Purchaser of its intent to terminate this Agreement pursuant to this Section 6.1(c); and

     (d) by the Purchaser in writing, without liability, if either the Seller or AGL shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breach any of its representations, warranties or covenants herein, which failure or breach is not cured within ten (10) days after the Purchaser has notified the Seller of its intent to terminate this Agreement pursuant to this Section 6.1(d).

     SECTION 6.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1 hereof, the amendment to the Partnership Agreement referred to in Section 2.2 shall be rescinded and all obligations of the parties hereunder shall terminate, except for the obligations under Sections 6.2, 7.2 and 7.7 hereof; provided, however, that termination pursuant to Section
6.1 (c) or (d) hereof shall not relieve a defaulting or breaching party from any liability to the other parties hereto. Following such termination, should the Seller elect to continue its previous exercise of its put option set forth in Article 9 of the Partnership Agreement, the put process pursuant to Article 9 of the Partnership Agreement shall be deemed tolled for the period of time beginning June 30, 1999 and ending on the date of termination of this Agreement and the Investment Banks previously selected by the Seller and SMC pursuant to Section 9.3 of the Partnership Agreement to establish Fair Market Value shall have one month from the date of termination of this Agreement to agree upon such Fair Market Value.

     SECTION 6.3. Causes of Action. The statute of limitations applicable to any cause of action available to any party hereto, whether under the Partnership Agreement or otherwise, shall be tolled for the period of time beginning on June 30, 1999 and ending on the earlier to occur of (i) the date upon which this Agreement is terminated pursuant to Section 6.1 hereof or (ii) the Closing.


                                  ARTICLE VII
                                 MISCELLANEOUS

     SECTION 7.1. Further Assurances. Each of the parties hereto shall use reasonable best efforts to consummate the transactions contemplated by this Agreement, and shall execute such other documents, instruments of transfer or assignment and do such other acts or things as may be reasonably required or desirable to carry out the intent of the parties hereunder and the provisions of this Agreement and the transactions contemplated hereby.

     SECTION 7.2. Indemnification. Notwithstanding anything herein to the contrary, each of the Seller and AGL, on the one hand, and the Purchaser, SMC and Sonat, on the other hand, agrees to indemnify, defend and hold each other and their Related Persons harmless from and against any damage, liability, loss, cost or deficiency (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to legal proceedings) arising out of, resulting from or relating to (i) the failure to duly perform or observe any term, provision or covenant to be performed or observed by such parties pursuant to this Agreement, or (ii) any breach of or inaccuracy in any representation or warranty made by such parties pursuant to this Agreement.

     SECTION 7.3. Public Statements. No party shall issue any press release or other written public statement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld, provided, however, that this section shall not prohibit any party hereto from providing information regarding this Agreement or the transactions contemplated hereby to any Governmental Authority having authority to examine such party, or as required by any legal or governmental process or otherwise by law.

     SECTION 7.4. Notices, etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered in person or by courier service, with written receipt of acceptance returned to sender, or via certified or registered mail, return receipt requested (postage and charges prepaid), or by telecopier to each of the parties at the address or telecopier number set forth on the signature pages hereof or at such address or telecopier number as shall be designated by a party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when received at the relevant address. Telecopied communications must be followed by a hard copy sent by registered or certified mail, postage and charges prepaid.

     SECTION 7.5. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as provided below, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the parties hereto; provided, however, that the Purchaser may assign its rights and obligations under this Agreement to an Affiliate of the Purchaser without the consent of the parties hereto, provided, such assignment shall not relieve the Purchaser of its obligations hereunder.

     SECTION 7.6. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision or term contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision or term of this Agreement.

     SECTION 7.7. Costs and Expenses. Except as set forth in the immediately following sentence, all costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. The Seller and the Purchaser each agree to pay one-half of the filing fees paid in connection with any filing made pursuant to the HSR Act.

     SECTION 7.8. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, shall give or be construed to give any Person other than the parties hereto and such assigns any legal or equitable rights hereunder.

     SECTION 7.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws and principles thereof.

     SECTION 7.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement.

     SECTION 7.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                     [Signatures begin on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              SELLER:
                              ------

                              AGL GAS MARKETING, INC.


                              By  /s/ Walter M. Higgins
                                  --------------------------
                                  Name:  Walter M. Higgins
                                  Title: President

                                  Address:     c/o AGL Resources Inc.
                                               P.O. Box 4569
                                               Atlanta, GA 30302
                                  Telecopier:  (404) 584-3419
                                  Attention:   Paul R. Shlanta,
                                               Senior Vice President
                                               and General Counsel

                              PURCHASER:
                              ---------

                              SONAT ENERGY SERVICES COMPANY

                              By  /s/ Richard B. Bates
                                  --------------------
                                  Richard B. Bates,
                                  President

                                  Address:     1900 5th Avenue North
                                               Birmingham, AL 35203

                                  with a copy to:
                                               Sonat Marketing Company
                                               1900 5th Avenue North
                                               Birmingham, AL 35203
                                   Telecopier: (205) 325-3711
                                   Attention:  Richard B. Bates, President

                                   and to:
                                               King & Spalding
                                               1185 Avenue of Americas
                                               New York, NY 10036
                                   Telecopier: (212) 556-2222
                                   Attention:  E. William Bates, II

SONAT MARKETING COMPANY



By /s/ Richard B. Bates
   --------------------
   Richard B. Bates
   President


SONAT INC.



By /s/ James E. Moylan, Jr.
   ------------------------
   James E. Moylan, Jr.
   Senior Vice President and
      Chief Financial Officer


AGL RESOURCES INC.



By /s/ Walter M. Higgins
   ---------------------
   Name:  Walter M. Higgins
   Title: Chairman and Chief Executive Officer

      List of Exhibits and Schedules Not Filed with Purchase Agreement *
      ------------------------------------------------------------------


     Exhibit A      Form of Assignment of Limited Partner Interest

     Exhibit B      Supplementary Agreement

     Exhibit C      Amendment to that Certain Limited Partnership Agreement of
                    Sonat Marketing L.P.

     Schedule 4.4 Sonat Marketing L.P. and Subsidiaries Consolidated Balance Sheets as of June 30, 1999, (unaudited) and December 31, 1998; Consolidated Statements of Operations for the six months ended June 30, 1999, (unaudited); and Consolidated Statements of Changes in Partners' Equity for the six months ended June 30, 1999, (unaudited).


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* A copy of any omitted Exhibit or Schedule will be furnished supplementally to the Commission upon request.